American Century World Mutual Funds
                                              Exhibit 77-O
                                         For the period ending May 31, 2003

Fund        Issuer                 Ticker      Principal Amount     Amount Purch    Trade Date     Price     Underwriter   Spread
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LIFE        Wellchoice, Inc.       WC          $ 479,975,000        $   56,500.00   11/07/2002     $25.0000  FBCO           5.950%
GLGR        Wellchoice, Inc.       WC          $ 479,975,000        $   37,800.00   11/07/2002     $25.0000  FBCO           5.950%
TECH        Seagate Technologies   STX         $ 1,000,500,000      $1,200,000.00   12/10/2002     $12.0000  SBSH           4.250%
GLGR        Seagate Technologies   STX         $ 1,000,500,000      $  948,000.00   12/10/2002     $12.0000  SBSH           4.250%
EMGMKTS     Sinotrans Co LTD       0598.HK     $ 501,883,997        $  504,653.74   02/10/2003     $0.2808   FBCO           3.500%
GLGR        Sinotrans Co LTD       0598.HK     $ 501,883,997        $  531,214.62   02/10/2003     $0.2808   FBCO           3.500%
INTL DIS    Sinotrans Co LTD       0598.HK     $ 501,883,997        $2,390,465.48   02/10/2003     $0.2808   FBCO           3.500%
GLGR        Promina Group Ltd      PMN.AX      $ 1,235,453,310      $  666,632.84   05/12/2003     $1.1688   GSCO           2.250%
INTL DIS    Promina Group Ltd      PMN.AX      $ 1,235,453,310      $2,666,532.53   05/12/2003     $1.1688   GSCO           2.250%